AGREEMENT AND PLAN OF MERGER

      AGREEMENT and PLAN OF MERGER dated this 7th day of October, 1997 (the "Effective Date") by and among Drew Industries Incorporated, a Delaware corporation ("Drew"), Lippert Acquisition Corp., a Delaware corporation ("Subsidiary"), Lippert Components, Inc., a Pennsylvania corporation ("Lippert"), and all the shareholders of Lippert set forth on the signature page hereto (individually, a "Shareholder" and collectively, the "Shareholders").

                               W I T N E S S E T H

      WHEREAS, the Boards of Directors of Drew, Subsidiary and Lippert deem the merger of Lippert into Subsidiary, on the terms set forth herein (the "Merger"), desirable and in their best interests; and

      WHEREAS, the parties intend to effect the Merger and to adopt a plan of reorganization pursuant to Sec. 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

      1.    The Merger

            1.1 On the Effective Date, Lippert shall merge with and into Subsidiary and the separate existence of Lippert shall cease. In accordance with
Section 3 hereof, all the shares of capital stock of Lippert outstanding immediately prior to the Effective Date (the "Lippert Shares") shall be exchanged for, and converted into, the Cash Payment and the Drew Shares (both as defined herein). Subsidiary shall be the corporation surviving the Merger and shall own and possess all the rights, privileges, immunities, powers, purposes, property (real and personal) and all other assets of Lippert, and shall assume and be liable for all the liabilities and obligations of Lippert, in accordance with the laws of the States of Delaware and Pennsylvania.

                  1.1.1 On the Effective Date, Articles of Merger or a Certificate of Merger (or any other document or instrument required by the laws of the States of Delaware and Pennsylvania) shall be filed in the appropriate state offices of the States of Delaware and Pennsylvania. The "Effective Time" of the Merger shall be the time on the Effective Date at which the last of such filings are made.

            1.2 If, at any time after the Effective Time any deeds, bills of sale, assignments, assurances or any other actions or things are, in the determination of Drew or Subsidiary, necessary or desirable in order to vest, perfect or confirm of record or otherwise in Subsidiary its right, title or interest in, to or under any of the rights, properties or assets of Lippert which are acquired or to be acquired by Subsidiary as a result of, or in connection with, the Merger, or otherwise to effectuate this Agreement, the officers and directors of Subsidiary shall be and hereby are authorized to execute and deliver, in the name and on behalf of Subsidiary or Lippert or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Subsidiary or Lippert or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm of record or otherwise any and all right, title and interest in, to, and under such rights, properties or assets in Subsidiary, or otherwise to effectuate this Agreement.

      2. Certificate of Incorporation, By-Laws, Officers and Directors of Subsidiary

            2.1 The Certificate of Incorporation of Subsidiary, as amended in accordance with Section 2.2 hereof, shall be the Certificate of Incorporation of Subsidiary from and after the Effective Time.

            2.2 The Certificate of Incorporation of Subsidiary shall be amended at the Effective Time by deleting article "First" in its entirety and substituting the following:

            "First: The name of the Corporation is Lippert Components, Inc."

            2.3 The By-Laws of Subsidiary shall be the By-Laws of Subsidiary from and after the Effective Time.


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

            2.4 Subject to the rights of Drew, the directors of Subsidiary after the Effective Time shall be as set forth on Schedule "2.4" annexed hereto.

            2.5 Subject to the rights of the Board of Directors of Subsidiary, after the Effective Time, the officers of Subsidiary shall be as set forth on Schedule "2.5" annexed hereto.

      3.    Consideration, Payment, Conversion of Shares and Exchange of
            Certificates

            3.1 On the Effective Date, the Shareholders shall receive in exchange for the Lippert Shares the following cash payment (the "Cash Payment") and, subject to the Escrow Agreements, shares of the Common Stock, par value $0.01 per share, of Drew (the "Drew Shares"):

                           NUMBER OF
  NAME OF               LIPPERT SHARES           AMOUNT OF           NUMBER OF
SHAREHOLDER                  HELD              CASH PAYMENT         DREW SHARES
-----------                  ----              ------------         -----------

L. Douglas Lippert        244,331 2/3          $14,077,287*          1,466,743
Living Trust,
dated June 6, 1989

Lippert Family               8,558                 - 0 -                87,641
Irrevocable Trust
f/b/o Jason D.
Lippert, dated
December 20, 1986

Lawrence C.               20,375 2/3             2,722,792              11,769
Lippert

Dorothy F. Lippert          54,549               7,284,622              31,846

Jason D. Lippert           4,275 1/3              200,000               28,992

Lippert Family            12,833 1/3               - 0 -               129,906
Irrevocable Trust
f/b/o Joshua E.
Lippert, dated
December 20, 1986

                           NUMBER OF
  NAME OF               LIPPERT SHARES           AMOUNT OF           NUMBER OF
SHAREHOLDER                  HELD              CASH PAYMENT         DREW SHARES
-----------                  ----              ------------         -----------

Lippert Family            12,833 1/3             1,715,299               7,385
Irrevocable Trust
f/b/o Steven Shawn
Lippert, dated
December 20, 1986

Lippert Family            12,833 1/3               - 0 -               129,906
Irrevocable Trust
f/b/o Jarod B.
Lippert, dated
December 20, 1986

Lippert Family            12,833 1/3               - 0 -               129,906
Irrevocable Trust
f/b/o Jaime R.
Lippert, dated
December 20, 1986

Lippert Family            12,833 1/3               - 0 -               129,906
Irrevocable Trust
f/b/o Jayde S.
Lippert, dated
December 20, 1986

 Totals:                  396,256 1/3           26,000,000           2,154,000

* $600,000 to be paid by Drew into escrow account pursuant to Indemnity Escrow Agreement and not to be received by L. Douglas Lippert Living Trust on the date hereof.

                  3.1.1 On the Effective Date, the Shareholders or Drew will deposit, or authorize Drew to deposit, with The Chase Manhattan Bank (the "Escrow Agent") (A) Six Hundred Thousand ($600,000) Dollars of the Cash Payment, and (B) an aggregate of Two Hundred Eighty Four Thousand Six Hundred Fifteen (284,615) of the Drew Shares, together with stock powers executed in blank, of which (i) Two Hundred Thirty Thousand Seven Hundred Sixty Nine (230,769) Drew Shares will be held by the Escrow Agent and disbursed in accordance with the Contingency Escrow Agreement, and (ii) Fifty Three Thousand Eight Hundred Forty Six (53,846) Drew Shares will be held by the Escrow Agent and disbursed in accordance with the Indemnity Escrow Agent. The Contingency Escrow Agreement and the Indemnity Escrow Agreement, in the forms annexed hereto, are collectively referred to as the "Escrow Agreements."

            3.2 None of the outstanding capital stock of Subsidiary shall be converted as a result of the Merger, and all outstanding capital stock of Subsidiary shall remain outstanding.

            3.3 On the Effective Date, the Shareholders shall transfer and surrender to Subsidiary all outstanding certificates which prior thereto represented Lippert Shares (the "Lippert Certificates"). In exchange therefor, Subsidiary shall deliver to each Shareholder (i) the Cash Payment, in the amount set forth in Section 3.1 hereof, by wire transfer of immediately available funds to the order of such Shareholder, and (ii) subject to the provisions of Section
3.1.1 hereof and the Escrow Agreements, a certificate representing the number of Drew Shares registered in the name of such Shareholder in the amount set forth opposite such Shareholder's name in Section 3.1 hereof. Commencing on the Effective Date, each Lippert Certificate shall be deemed for all corporate purposes to evidence the right to receive the Cash Payment and the number of whole Drew Shares into which the Lippert Shares will be converted in accordance with the terms hereof. No fractional Drew Shares shall be issued.

            3.4 Subject to the provisions of Section 4 hereof and the Registration Agreement (as defined herein), the Shareholders


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

acknowledge that the registration and prospectus requirements of the Securities Act of 1933, as amended (the "Act") will not be complied with in connection with the issuance and delivery on the Effective Date of the Drew Shares and that, accordingly, the Drew Shares will be "restricted securities" and must be held indefinitely unless there has been compliance with such registration and prospectus requirements of the Act, and applicable state securities laws, except as permitted under various exemptions to such requirements contained in the Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, and applicable state laws. Accordingly, the Shareholders represent and warrant to, and agree with, Drew and Subsidiary as follows:

                  3.4.1 The Shareholders are not acting in any way that would cause them to , and will not take any actions that would cause them to, participate, directly or indirectly, in a distribution or transfer of the Drew Shares in violation of the Act, nor are they acting in any way that would cause them to , nor will they take any actions that would cause them to, participate, directly or indirectly, in an underwritten registered public offering of the Drew Shares in violation of the Act. The Shareholders further agree, warrant and represent that they will not act in any way that would constitute them to be an underwriter of the Drew Shares in violation of the Act.

                  3.4.2 The Shareholders will not offer, sell, pledge, hypothecate, or otherwise transfer or dispose of the Drew


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

Shares unless such offer, sale, pledge, hypothecation or other transfer or disposition is (i) pursuant to the Registration Agreement, (ii) registered under the Act, (iii) exempt under Rule 144 or any successor Rule or regulation thereto, or (iv) in compliance with an opinion of counsel, delivered to Drew in form and substance reasonably satisfactory to Drew, to the effect that such offer, sale, pledge, hypothecation or other transfer or disposition is in compliance with the Act or exempt from the requirements thereof or the rules and regulations promulgated thereunder.

                  3.4.3 All certificates representing the Drew Shares shall bear a legend stating in substance:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND, UNTIL SUCH TIME AS CERTAIN REGISTRATION RIGHTS OF THE HOLDER OF THIS CERTIFICATE BECOME EFFECTIVE, MAY NOT BE OFFERED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO DREW, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH OR EXEMPT THEREFROM.

            "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICES OF DREW."

                  3.4.4 By reason of the knowledge and experience of the Shareholders in business matters in general and in financial and business matters related to the business of Drew and Subsidiary in particular, the Shareholders are able to evaluate the merits and risks of an investment in the Drew Shares and are able to bear the economic risk of the investment represented by their acquisition of the Drew Shares for an indefinite period.

                  3.4.5 The Shareholders acknowledge receipt, prior to the date hereof, of the following documents relating to Drew: Annual Reports on Form 10-K and Annual Reports to Stockholders for the years ended December 31, 1996, 1995 and 1994; Proxy Statements dated April 10, 1997, March 19, 1996 and May 10, 1995; Quarterly Reports on Form 10-Q and Quarterly Reports to Stockholders for the quarter ended June 30 and March 31, 1997 and for 1996 and 1995; Schedule 13D dated March 7, 1997; recent press releases; investment report, dated September 26, 1997, by Oppenheimer & Co., Inc. concerning Drew, and product brochures relating to Kinro, Inc. (collectively, the "Disclosure Documents").

                  3.4.6 On the Effective Date, each of the Shareholders will execute and deliver to Drew an instrument in writing substantially in the form annexed hereto evidencing such


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

Shareholder's agreement to hold the Drew Shares in compliance with the Act and the rules and regulations promulgated thereunder.

      4.    Registration

            In accordance with the provisions of the Registration Rights Agreement in the form annexed hereto (the "Registration Agreement"), Drew will cause to be prepared and filed with the SEC, and will use its best efforts to cause to be declared effective, a registration statement, as provided in the Registration Agreement, with respect to the Drew Shares to the extent requisite to permit disposition of the Drew Shares in compliance with the Act.

      5. Certain Obligations and Agreements of Drew, Subsidiary, Lippert and the Shareholders

            5.1 Drew has contributed, or will contribute, to the capital of Subsidiary, or otherwise has delivered or transferred, or will deliver or transfer, to Subsidiary, the total Cash Payment and the Drew Shares, to enable Subsidiary to perform its obligations pursuant to Section 3 hereof.

            5.2 On the Effective Date, L. Douglas Lippert and Subsidiary shall enter into an Executive Employment and Non-Competition agreement in the form annexed hereto (the "Employment Agreement").

            5.3 L. Douglas Lippert shall be appointed a director of Drew commencing on the Effective Date, and shall be nominated by management of Drew for re-election at the next Annual Meeting of Stockholders of Drew, currently scheduled to be held in May 1988, provided that the Employment Agreement has not been terminated by Subsidiary pursuant to Paragraph NINTH thereof.

            5.4 The principal executive offices of Subsidiary after the Effective Date shall be maintained by Subsidiary at the present location of Lippert at 408 Wright Avenue, Alma, Michigan for at least three (3) years from the Effective Date.

            5.5 Any and all sales, conveyance or other transfer taxes payable in connection with the transactions contemplated herein, and delivery of the Lippert Certificates to Subsidiary, and the Drew Shares to the Shareholders, shall be paid fifty (50%) percent by the Shareholders and fifty (50%) percent by Drew, as and when due.

      6.    Representations, Warranties and Agreements of the Shareholders

            The Shareholders hereby jointly and severally represent and warrant to, and agree with, Drew and Subsidiary as follows:

            6.1 On the Effective Date, the authorized capital stock of Lippert consists of 80,000 shares of voting Common Stock, no par value, and 800,000 shares of non-voting Common Stock, nor par value, of which an aggregate of 396,256 1/3 shares of voting and non-voting Common Stock are validly issued and outstanding, fully paid and nonassessable with no liability attaching to the ownership thereof. On the Effective Date, each Shareholder is the lawful owner of the Lippert Shares in the amounts set forth in Section 3.1 hereof; the Lippert Shares set forth in Section 3.1 represent, in the aggregate, all the issued and outstanding shares of capital stock of Lippert; on the Effective Date each Shareholder has good and marketable title to the Lippert Shares owned by such Shareholder free and clear of any and all claims, liens, encumbrances or equities; and on the Effective Date each Shareholder has the legal right, power and authority to sell, assign, transfer and convert the Lippert Shares owned by such Shareholder without restriction pursuant to the provisions of this Agreement.

            6.2 On the Effective Date, Lippert is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the full corporate power and authority to own, operate and lease its properties and conduct its business as now owned, operated, leased and conducted, and is duly qualified and in good standing to do business in each jurisdiction, domestic or foreign, in which the property owned, leased or operated by it, or the nature of the business conducted by it, make such qualification necessary.

            6.3 The Articles of Incorporation, annexed hereto as Schedule "6.3.1", and the By-Laws, annexed hereto as Schedule "6.3.2" of Lippert, each as amended to date, are true, correct and complete copies of such documents.

            6.4 On the Effective Date, Lippert does not have issued, outstanding or subject to any agreement or commitment any options, warrants, calls or other rights to purchase or otherwise acquire or to sell or otherwise dispose of any of its securities, and no Shareholder has granted any option, warrant, call or other right, or has entered into any agreement, to sell or otherwise dispose of any of the Lippert Shares or any other security of Lippert owned by such person.

            6.5 Since the date of incorporation of Lippert, its books and records have been regularly kept and maintained in conformity with generally accepted accounting principles applied on a basis consistent with prior years, and such books and records, as presently existing and as made available to Drew prior to the Effective Date, fairly reflect the transactions of Lippert to which it is a party or by which its properties are bound.

            6.6 Schedule "6.6" annexed hereto consists of the following financial statements of Lippert: (i) Annual Financial Statements and Auditor's Report for the years ended September 30, 1994, 1995 and 1996; and (ii) unaudited internally prepared consolidated balance sheets, operating statements and related schedules as of, and for the periods ended, June 27, 1997 (nine months), June 30, 1996 (nine months), August 29, 1997 (eleven months) and August 31, 1996 (eleven months). The unaudited financial statements referred to in clause (ii) of this Section 6.6 contain certain accruals and allowances in excess of amounts required. Schedule "6.6A" annexed hereto sets forth such excess accruals and allowances. The Annual Financial Statements referred to in clause (i) of this
Section 6.6 and the unaudited financial
statements referred to in clause (ii) of this Section 6.6, as adjusted for excess accruals and allowances set forth on Schedule "6.6A," together with the footnotes and supporting schedules in respect of the audited financial statements, are collectively referred to as the "Financial Statements". With respect to the Financial Statements, the Shareholders jointly and severally represent and warrant to, and agree with, Drew and Subsidiary as follows:

                  6.6.1 The Financial Statements are true and correct with respect to each material item shown or reflected thereon, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the Notes thereto) and fairly present the financial position of Lippert as of the dates thereof and the results of operations and cash flows for the periods then ended.

                  6.6.2 The Financial Statements set forth all the liabilities of Lippert (direct and indirect, contingent and accrued) of whatever nature at the date thereof, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations under contracts, commitments, agreements torts, statutes, or otherwise set forth on Schedule "6.6.2" annexed hereto.

                  6.6.3 (Intentionally omitted)

                  6.6.4 Prior to the Effective Date, Lippert will have duly filed all tax reports and returns required to be filed by


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

it prior to the Effective Date and has duly paid, or has made adequate provision in the Financial Statements, in accordance with generally accepted accounting principles, for all taxes and other charges claimed to be due by Federal, state or local taxing authorities prior to the Effective Date. There shall not be any material tax assessment or interest or penalties in connection therewith with respect to any period or portion of a period in excess of the provision therefor in the Financial Statements. Except as set forth on Schedule "6.6.4" annexed hereto, Lippert is not undergoing audits for any periods and is not contesting any tax claimed to be due. The reserves for liabilities for taxes (current and non-current) of Lippert set forth on the Financial Statements are adequate, and Lippert has not granted an extension of the statute of limitations to any taxing authority for the assessment of any taxes.

                  6.6.5 Schedule "6.6.5" annexed hereto lists all contracts, agreements and other commitments in excess of Ten Thousand ($10,000) Dollars to which Lippert is a party, together with summaries of the material provisions of such contracts, agreements and other commitments, or copies thereof.

                  6.6.6 Lippert is the owner of and has valid and marketable title to all of the assets shown on the Financial Statements free and clear of all claims, liens, security interests, pledges and encumbrances, other than as specified on Schedule "6.6.6" annexed hereto or in the Financial Statements, except for


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

those assets sold or otherwise disposed of in the ordinary course of business of Lippert since August 31, 1997.

                  6.6.7 The accounts receivable set forth on the Financial Statements and the accounts receivable arising since August 31, 1997 represent amounts owing to Lippert, without offsets, recoupments, setoffs or counterclaims which in the aggregate, exceed the reserve for doubtful accounts provided in the Financial Statements; the reserve for doubtful accounts is adequate based on current information; no account receivable is or will be contingent upon the performance by Lippert of any obligation or contract other than product warranties given by Lippert in the ordinary course of its business; such receivables have been entered on the books and records of Lippert in the ordinary course of its business; no person has or will have any lien on such receivables or any part thereof securing any liability, except as set forth in the Financial Statements or on Schedule "6.6.7" annexed hereto; no agreement for material deduction or discount (other than usual prompt payment discount not exceeding 5% of accounts receivable at the date of the Financial Statements) has been made with respect to any of such receivables, and at the time of the sale and delivery thereof, the property which gave rise to said receivables was owned by Lippert free and clear of any claims, liens or encumbrances.

                  6.6.8 The inventory of Lippert as disclosed on the Financial Statements and the inventory owned by Lippert on the Effective Date taken as a whole has been acquired in the usual manner and in ordinary and customary amounts and quantities and at prevailing prices. The inventory is stated on the Financial Statements at the lower of cost or market value. Except with respect to inventory in the aggregate amount of Seventy Five Thousand ($75,000) Dollars, the inventory of Lippert is not obsolete and is of a quality substantially usable and saleable at prevailing market prices in the normal course of Lippert's business and does not exceed the level of inventory customarily maintained by Lippert in the ordinary course of business.

                  6.6.9 All management and employee compensation paid by Lippert is recorded in the Financial Statements as compensation, benefits, or reimbursement of expenses incurred in the ordinary course of business. Schedule "6.6.9" annexed hereto lists, with respect to all management personnel of Lippert (i) all forms of compensation and benefits paid or provided by Lippert for 1997 and bonuses for 1996 paid in 1997, and (ii) all bonuses due but not yet paid.

                  6.6.10 Except as set forth on Schedule "6.6.10" annexed hereto, to the best knowledge of Lippert and the Shareholders, all machinery and equipment owned by Lippert on the Effective Date is, in all material respects, sufficient for the conduct of the business conducted by Lippert.

                  6.6.11 Lippert does not have any liabilities or obligations (direct or indirect, contingent or accrued) of whatever nature, whether arising out of contract, tort, statute or otherwise, including, without limitation, liabilities for Federal, state or local taxes incurred on or before the Effective Date, except (i) liabilities and obligations shown on the Financial Statements as at August 29, 1997; (ii) the liabilities and obligations set forth on Schedule "6.6.11" annexed hereto; and (iii) liabilities incurred in the ordinary course of business from August 29, 1997 to the Effective Date.

            6.7 Schedule "6.7" annexed hereto is a list and brief description of all real property, buildings and improvements owned by Lippert. Except as set forth on Schedule "6.7", Lippert does not own, occupy or use any real property, buildings or improvements. Schedule "6.7.1" annexed hereto lists each lease of real property to which Lippert is a party and either contains copies of such leases or an adequate summary of such leases.

            6.8 Except as set forth on Schedule "6.8" annexed hereto, Lippert does not have any subsidiary corporations or have an investment in nor own any securities of, any business, enterprise, entity or organization, public or private.

            6.9 Except as set forth on Schedule "6.9" annexed hereto, Lippert is not a party to any collective bargaining or other agreement with labor unions, labor representatives or any other employee groups; Lippert is not experiencing, and is not aware of any facts or circumstances which would result in any labor troubles or strife, work stoppages, slowdowns, or other labor matters which could interfere with or impair its business; Lippert has not received notice that it has committed any unfair labor practice and is not experiencing, and is not aware of any facts or circumstances which would result in, any current union organization efforts or negotiations or requests for negotiations, for any representation or any labor contract relating to its employees.

            6.10 Except as set forth on Schedule "6.10" annexed hereto, Lippert is not a party to any written or oral:

                  6.10.1 lease, license or other agreement with respect to personal property;

                  6.10.2 contract of employment or other outstanding contract with any officer, employee, shareholder, agent, consultant, salesman, advisor, sales representative, manufacturer, supplier, distributor or dealer;

                  6.10.3 contract or commitment with respect to advertising services;

                  6.10.4 contract or commitment with any customer; or

                  6.10.5 any other contract, commitment or instrument which is material to the business, assets, properties or financial condition of Lippert;

in each case amounting to or involving more than Ten Thousand ($10,000) Dollars.

                  All contracts, commitments, agreements or leases (including renewal options) listed on Schedule "6.10" annexed hereto are in full force and effect without any default or breach thereof by Lippert or, to the best knowledge of Lippert, by any other party thereto, and the benefit, enforcement or validity of all such contracts, commitments, agreements or leases are not affected by the transactions contemplated by this Agreement, except as set forth therein. Accurate and complete copies of all such contracts have been delivered to Subsidiary.

            6.11 Schedule "6.11" annexed hereto is a complete and correct list of all trademarks, trade names (registered or unregistered), service marks, brand names, copyrights, patents (and applications for any of the foregoing) logos, designs or other intangible rights or properties of a similar nature (the "Intangible Properties") used by, useful to, owned by, or licensed by or to, Lippert. Except as set forth on Schedule "6.11", Lippert is the lawful owner or licensee of all of the aforesaid, respectively, and has the exclusive, world-wide, perpetual, royalty-free right to use the same in the conduct of its business; no proceedings have been instituted or are pending which challenge any rights in respect thereto or the validity thereof and none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge; the enforceability and validity of, and the obligations of the parties provided in, any agreement granting or relating to the Intangible Properties are not affected by the transactions contemplated by this Agreement and no consent of any party thereto is necessary or required by the transactions contemplated by this Agreement. Prior to the Effective Date, each Shareholder has assigned, and Lippert has caused any employee of Lippert to assign, to Lippert any right, title or interest which such Shareholder or employee has in and to any of the foregoing

Intangible Properties pursuant to a duly executed assignment in recordable form.

            6.12 Except as set forth on Schedule "6.12" annexed hereto, there are no actions or proceedings at law or in equity pending or, to the best knowledge of the Shareholders and Lippert, threatened by or against Lippert, or involving any of its assets, before any Federal, state or municipal court or governmental commission, board or other administrative agency or any arbitration machinery or "impartial chairman" wherein any unfavorable judgment, decision, ruling or finding would, individually or in the aggregate, adversely affect the business, assets, or the condition (financial or otherwise) of Lippert; neither Lippert nor the Shareholders are aware of any facts, events or occurrences by reason of which any such action or proceeding may be brought.

            6.13 Except as set forth on Schedule "6.13" annexed hereto, neither Lippert nor the Shareholders are aware of any state of facts which would operate to prevent Subsidiary from carrying on the business of Lippert in the manner in which such business is now being carried on or which would render Lippert subject to any liability or deprive it of any of its assets; Lippert is not a party to any transaction which, at the time of entering into thereof, would result in a losses to Lippert in excess of an aggregate of $1,000.

            6.14 Except as set forth on Schedule "6.14" annexed hereto, from June 30, 1997 to the Effective Date, there has not been: (i) any material adverse change in the financial condition, results of operations, assets, liabilities, customers, suppliers or employees of Lippert; (ii) any damage, destruction or loss adversely affecting Lippert's assets or business, which damage, destruction or loss has not been fully insured against and with respect to which no insurance claim has been rejected or processed in a manner which would result in Subsidiary not receiving the proceeds thereof; (iii) any increase in compensation payable or to become payable to any of the employees of Lippert or any bonus payment or similar arrangement made to or with any such employees, except for normal periodic salary increases for such employees which are, in the aggregate, in the ordinary course of business; (iv) any mortgage, pledge or other encumbrance on, or sale, assignment, lease or transfer of, any of Lippert's assets, other than the sale of inventory in the ordinary course of business; (v) any obligation or liability (absolute or contingent) incurred, except current liabilities and obligations under contracts or commitments entered into in the ordinary course of business;
(vi) any material transaction other than in the ordinary course of business;
(vii) any waiver of a right of significant and substantial value; (viii) any material increase in the cost of raw materials; (ix) any material reduction in the selling prices of any products or services sold by Lippert; or (x) any agreement or intention to do any of the foregoing, except as otherwise provided herein.

            6.15 Except as set forth on Schedule "6.15" annexed hereto, there are no loans outstanding made by or to Lippert by or to any individual, firm, corporation or other entity.

            6.16 There are no bonuses in respect of work done prior to the date hereof, due to or expected by present or former employees of Lippert, except bonuses due in the ordinary course of business for the period from October 1, 1996 to the date hereof, but not yet paid, which bonuses have been accrued in the Financial Statements and do not exceed $1,000,000 in the aggregate.

            6.17 Except as set forth on Schedule "6.17" annexed hereto, Lippert has no customer which, for the fiscal years ended September 30, 1997 and 1996, accounted for more than five (5%) percent of its gross sales, and Lippert did not have any such customer during such periods.

            6.18 Schedule "6.18" annexed hereto is a list and brief description of all policies of insurance maintained by Lippert. All premiums due to the date hereof on such insurance policies have been paid in full, and, except as set forth on Schedule "6.18", all of such policies are currently in effect. No claim has been made against Lippert with respect to any matter which is or has been in the past covered by any insurance policy issued by any insurance company which, to the best knowledge of Lippert and the Shareholders, at any time since the date of issuance of such policy has been in financial difficulty; no insurance company has ever denied, or attempted to deny, coverage based upon any allegation that Lippert has violated or breached the terms of coverage, or violated any law or regulation, or failed to meet any standards, governing or relating to the design, manufacture or sale of products or the rendering of services by Lippert; all claims made against Lippert which are covered by insurance are being defended by such insurance companies.

            6.19 Except as set forth on Schedule "6.19" annexed hereto, Lippert does not have any group health insurance, group life insurance, current or future pension, retirement, profit sharing, bonus, stock option or stock purchase plan, or any other "employee benefit" plan as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended, whether or not such plans or obligations are of a legally binding nature or are in the nature of informal understandings; all employee benefit plans maintained by Lippert are in compliance with applicable laws and regulations and Lippert is not in default of any such plans.

            6.20 Except as set forth on Schedule "6.20" annexed hereto, Lippert is not required to file with the Pension Benefit Guaranty Corporation any notice of a reportable event arising out of the transactions contemplated herein with respect to any employee benefit plan of Lippert now in effect or to comply with other requirements of the Internal Revenue Service, Department of Labor, and Pension Benefit Guaranty Corporation arising out of the transactions contemplated herein with respect to any such employee benefit plan; with respect to all pension plans maintained by Lippert, Lippert has satisfied the minimum funding standard of Section 412 of the Code, and the regulations promulgated thereunder, and the filing requirements of Section 6058 of the Code through the last plan year of each such plan, and there is no funding deficiency under
Section 412 of the Code for any such plan.

            6.21 All outstanding purchase commitments and orders entered into by Lippert have been entered into by Lippert in the ordinary and usual course of its business and have been, and will be, made at prevailing market prices or lower.

            6.22 Except as set forth on Schedule "6.22" annexed hereto, none of the Shareholders, nor any affiliate, nor any other entity directly or indirectly controlled by any of the Shareholders, or in which any of the Shareholders has any direct or indirect interest, (i) is engaged in any transaction with Lippert, or any other transaction, which would conflict or compete with the business of Lippert, or owns or has possession or the use of any properties, assets or rights used by, or useful to, Lippert in the conduct of Lippert's business, or
(ii) has paid, assumed, discharged or otherwise satisfied any liability, expense or obligation of Lippert during the fiscal years ended September 30, 1997, 1996 and 1995.

                  6.22.1 Schedule "6.22.1" annexed hereto lists the name and relationship of each employee of Lippert who is related by blood or marriage to any Shareholder, beneficiary of a Shareholder which is a trust, or officer of Lippert.

            6.23 Neither the execution of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of, or be in conflict with, the terms of, or require the consent of any party to, any contract, agreement, lease, license agreement, instrument, commitment or understanding applicable to Lippert, or will result in the creation of any lien on, or claim to, any of the property or assets of Lippert.

            6.24 Except as set forth on Schedule "6.24" annexed hereto, there are no claims for defects or breaches of warranty, existing or alleged, in connection with the manufacture or sale of products or the rendering of services by Lippert involving more than One Thousand ($1,000) Dollars in the aggregate. Schedule "6.24" lists, and includes a brief description of, each claim, action or proceeding pending or threatened against Lippert involving defects or breaches of warranty in connection with products or services offered by Lippert.

            6.25 Except as set forth on Schedule "6.25" annexed hereto, Lippert has performed all material obligations required to be performed by it pursuant to any contract, agreement, lease, instrument, commitment or understanding applicable to Lippert, and neither Lippert nor any other party is in default in the fulfillment of any of its obligations thereunder in any material respect.

            6.26 Except as set forth on Schedule "6.26" annexed hereto, to the best knowledge of Lippert and the Shareholders, all buildings, offices and other structures used by Lippert are in good condition, repair and working order in all material respects, and are sufficient for the conduct of Lippert's business as heretofore conducted.

            6.27 Except in respect of Environmental Laws as defined in Section
6.28 hereof, Lippert is in compliance with all terms of any instrument and any law, order, rule or regulation of the United States, or any state or political subdivision, or any agency thereof (including, but not limited to, the Federal Occupational Safety and Health Agency; Department of Transportation; and United States Housing and Urban Development Authority, and their equivalent state agencies) which is applicable to Lippert in respect of its business or financial condition or the conduct of its business, and no complaint or order has been filed against Lippert by or with, and no notice has been issued to Lippert by, any such agency in respect of its business or operations; Lippert is not liable for any arrears, damages, taxes or penalties for failure to comply with any of the foregoing.

            6.28 Except as set forth on Schedule "6.28" annexed hereto, to the actual knowledge of L. Douglas Lippert, the land and buildings owned, leased, occupied or operated by Lippert, and the land and buildings in proximity thereto, are not, and have not been in the past, the site of any activity or condition (currently or in the past) which is in violation of Federal, state or local statutes, rules, regulations, ordinances, administrative orders or rulings (including but not limited to, requirements of the Federal Environmental Protection Agency and equivalent state agencies ("Environmental Laws") relating to the protection of the environment or governing or prohibiting the storage, use, disposal or transport of pollutants, hazardous substances or toxic materials

(as such terms are described in such statutes, rules, regulations, ordinances, orders or rulings).

            6.29 Except as set forth on Schedule "6.29" annexed hereto, Lippert holds all governmental licenses, permits and other authorizations necessary for the conduct of Lippert's business, and all such licenses, permits and other authorizations will be duly transferred to Subsidiary in connection with the Merger and the transactions contemplated herein. Schedule "6.29" annexed hereto is a true and complete list of all such licenses, permits and authorizations setting forth the issuing entity and the subject matter thereof; all such governmental licenses, permits and other authorizations are valid and sufficient in all material respects for the business as presently conducted by Lippert, and neither Lippert nor the Shareholders know of any threatened suspension, cancellation or invalidation of any such license, permit or other authorization or any threat of any proceeding for the suspension, cancellation or invalidation of any such license, permit or authorization.

            6.30 All consents, approvals and authorizations of all governmental agencies required in connection with the execution and delivery of the Transaction Documents by Lippert and the Shareholders for the consummation of the Merger and the transactions contemplated herein have been obtained, including but not limited to, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            6.31 The execution and delivery of this Agreement, the Registration Agreement, the Escrow Agreements and all other documents and instruments delivered pursuant hereto (the "Transaction Documents"), and the consummation of the Merger and the transactions contemplated herein, have been duly authorized by each Shareholder and the Board of Directors of Lippert and no other proceedings on the part of the Shareholders or Lippert are necessary to authorize the Transaction Documents, nor the carrying out of the Merger and the transactions contemplated herein; neither the execution, delivery nor performance of the Transaction Documents, nor consummation of the Merger and the transactions contemplated herein, will result in a violation of, or be in conflict with, or constitute (with or without due notice or lapse of time or both) a default in any term of any law, order, rule or regulation applicable to the Shareholders or Lippert; the Transaction Documents, upon execution and delivery thereof by the Shareholders and Lippert, will be the valid and binding obligations of such parties and will be enforceable against them in accordance with their terms, except as limited by applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

            6.32 All persons who have executed the Transaction Documents on behalf of Lippert are the duly elected, qualified and acting incumbents of the corporate offices under authority of which they have purported to act, and each of them has been authorized by all necessary corporate action of Lippert to execute and deliver the Transaction Documents and bind Lippert to the engagements undertaken by it in this Agreement, and the other transactions contemplated herein.

            6.33 Except as set forth on Schedule "6.33" annexed hereto, all agreements between Lippert and any officer, director or shareholder of Lippert or Subsidiary or any of its respective affiliates shall terminate on the date hereof without further payment by or obligation of Lippert to any of such persons.

            6.34 Neither the Shareholders nor Lippert, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Shareholders or Lippert, has used any corporate funds of Lippert, or other funds, for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses, or made any direct or indirect unlawful payment to government officials or employees, customers, or vendors from corporate or other funds, or established or maintained any unlawful or unrecorded funds, or received any payment, the receipt of which by the Shareholders or Lippert would be unlawful.

            6.35 Except as set forth on Schedule "6.35" annexed hereto, from June 30, 1997 to the Effective Date, Lippert has not:

                  6.35.1 made any change in its authorized capital stock or issued any stock (including any Lippert Shares), options, warrants, bonds, convertible securities, or other corporate securities;

                  6.35.2 declared, set aside or paid on or in respect of its capital stock any dividend or other distribution, or, directly or indirectly, redeemed, retired, purchased or otherwise reacquired any of its shares of capital stock, or paid, distributed or transferred to any Shareholder any asset of Lippert or canceled a liability or obligation of any Shareholder due to Lippert;

                  6.35.3 amended its Articles of Incorporation or By-Laws;

                  6.35.4 paid any bonus to any employee other than in the ordinary course of business; or

                  6.35.5 increased the compensation of any officer, stockholder or director or increased the compensation payable to any employee other than in the ordinary course of business.

            6.36 Within seventy-five (75) days after the Effective Date, the Shareholders shall deliver to Drew and Subsidiary Annual Financial Statements and Auditor's Report (together with footnotes and supporting schedules) of Lippert for the year ended October 3, 1997 (the "1997 Financial Statements"). All representations and warranties made by the Shareholders in this Agreement regarding the Financial Statements shall be deemed to be made by the Shareholders with respect to, and shall apply in all respects to, the 1997 Financial Statements with the same force and effect as if made by the Shareholders simultaneously with delivery of the 1997 Financial Statements to Drew and Subsidiary.

            6.37 No representation or warranty made by the Shareholders or Lippert in this Agreement, or in any document,

Schedule, Exhibit, certificate, Financial Statement or instrument delivered or deliverable pursuant to the terms hereof, or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            6.38 Where Lippert's and the Shareholders' representations and warranties herein are qualified "to the best of Lippert's or the Shareholders' knowledge," such qualification shall be deemed to mean that the officers and employees of Lippert listed on Schedule "6.38" annexed hereto and the professionals and consultants retained for this transaction, and the Shareholders, did not know, and such officers and employees of Lippert, and the Shareholders, in the exercise of reasonable business diligence, could not have discovered or known, of the facts by reason of which such representation or warranty was not true.

      7.    Representations, Warranties and Agreements of Drew and Subsidiary

            Drew and Subsidiary, jointly and severally, represent and warrant to and agree with Lippert and the Shareholders as follows:

            7.1 Drew is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate and lease its properties and conduct its business as now owned, operated, leased and conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary.

            7.2 Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate and lease its properties and conduct its business as now owned, operated, leased and conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except that notice of qualification in the States of Texas and Louisiana has not been received as of the Effective Date. On the Effective Date, the authorized capital stock of Subsidiary consists of 100 shares of Common Stock, no par value, of which ten (10) shares are issued and outstanding, all of which are lawfully owned by Drew, subject to a pledge thereof and security interest therein in favor of The Chase Manhattan Bank; such shares are validly issued, fully paid and nonassessable, with no liability attaching to the ownership thereof.

            7.3 The execution and delivery of the Transaction Documents, and the consummation of the Merger and other transactions contemplated herein, have been duly authorized by the Boards of Directors of Drew and Subsidiary, and by Drew as the sole stockholder of Subsidiary, and no other corporate proceedings on the part of Drew or Subsidiary are necessary to authorize the Transaction Documents, nor the carrying out of the Merger or other transactions contemplated herein.

            7.4 The Drew Shares are duly authorized and, when issued, will be validly issued pursuant to this Agreement, fully paid and nonassessable. On the Effective Date, Subsidiary has good and marketable title to the Drew Shares, free and clear of any and all claims, liens, encumbrances or equities; and on the Effective Date, Subsidiary has the legal right, power and authority to sell, assign and transfer the Drew Shares pursuant to this Agreement without restriction, other than restrictions contained in federal and state securities laws.

            7.5 The execution and delivery of the Transaction Documents, and the consummation of the Merger and other transactions contemplated herein, will not materially violate, or result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any charter or by-law or agreement, lease, license agreement, instrument, judgment, or decree to which Drew or Subsidiary are a party, or to which they may be subject, or by which they may be bound, except violations, breaches and defaults which would not have a material adverse effect on the business, operations or financial condition of Drew. Except as disclosed in the Disclosure Documents, there are no suits, actions, proceedings, or investigations pending or, to the knowledge of Drew or Subsidiary, threatened by or against or affecting Drew or Subsidiary that would in any way interfere with the ability of Drew or Subsidiary to carry out the Transaction Documents, the Merger or other transactions contemplated herein. To the best of Drew's knowledge, all consents, approvals or authorizations of any governmental body required in connection with the execution and delivery of the Transaction Documents by Drew or Subsidiary or the consummation of the Merger or other transactions contemplated herein have been obtained, including, but not limited to, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, except for approvals of governmental bodies required in connection with the filing of the Certificate of Merger (or equivalent document) and the registration of the Drew Shares.

            7.6 All persons who have executed the Transaction Documents on behalf of Drew and Subsidiary are the duly elected, qualified and acting incumbents of the corporate offices under authority of which they have purported to act, and each of them has been authorized by all necessary corporate action of Drew and Subsidiary to execute and deliver the Transaction Documents on behalf of Drew and Subsidiary and to bind Drew and Subsidiary to the engagements undertaken by them in the Transaction Documents, the Merger and the other transactions contemplated herein.

            7.7 The Disclosure Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included in such reports or other filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the Notes thereto), and fairly present the financial position of Drew as of the dates thereof and the results of operations and changes in financial position of Drew for each of the periods then ended. Drew has filed with the SEC all reports and registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC and each such report or other filing, in all material respects, complies as to form with and was responsive to the information required under the form and the rules and regulations of the SEC under which it was filed.

            7.8 Except as set forth in the Disclosure Documents, since June 30, 1997, there has not been (i) any material adverse change in the business, operations, properties, assets, liabilities, or condition (financial or otherwise) of Drew, (ii) damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or financial condition of Drew, (iii) material change by Drew in accounting methods or principles used for financial reporting purposes, or (iv) agreement, whether in writing or otherwise, to take any action described in this Section 7.8.

            7.9 This Agreement and the Registration Agreement will be, upon execution and delivery thereof by Drew and Subsidiary, the valid and binding obligations of Drew and Subsidiary, and will be enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally.

            7.10 Immediately prior to giving effect to the transactions contemplated in this Agreement, the authorized capital stock of Drew consists of 20,000,000 shares of Common Stock, par value $0.01 per share, of which not more than 9,155,810 shares are validly issued and outstanding. There are 1,227,846 shares of Drew Common Stock subject to options (issued or available for grant), warrants, calls or other rights to purchase or otherwise acquire or to sell or otherwise dispose of Drew Common Stock or other Drew securities (collectively "Options"). The Options are subject to the terms of the agreements, plans or other arrangements specified in Schedule 7.10 annexed hereto.

            7.11 The Articles of Incorporation, annexed hereto as Schedule "7.11.1," and the By-Laws, annexed hereto as Schedule "7.11.2" of Drew, each as amended to date, are true, correct and complete copies of such documents.

            7.12 The Articles of Incorporation, annexed hereto as Schedule "7.12.1", and the By-Laws, annexed hereto as Schedule "7.12.2" of Subsidiary, each as amended to date, are true, correct and complete copies of such documents.

            7.13 Except as set forth on Schedule "7.13" annexed hereto, from June 30, 1997 to the Effective Date, neither Drew nor Subsidiary has declared, set aside or paid on or in respect of its capital stock any dividend or other distribution, or, directly or indirectly, redeemed, retired, purchased or otherwise reacquired any of its shares of capital stock, or paid, distributed or transferred to any shareholder any asset of Drew.

            7.14 No representation made by Drew or Subsidiary in this Agreement, in any document, Schedule, Exhibit, certificate, financial statement or instrument delivered or deliverable pursuant to the terms hereof contains, or will contain, an untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            7.15 Where Drew's or the Subsidiary's representations and warranties herein are qualified "to the best of Drew's or the Subsidiary's knowledge", such qualification shall be deemed to mean that the Officers of Drew or the Subsidiary, and the professionals and consultants retained for this transaction, did not know and the Officers of Drew and Subsidiary, in the exercise of reasonable business diligence, could not have discovered or known, of the facts by reason of which such representation or warranty was not true.

      8.    Survival of Representations

            Notwithstanding any investigation or opportunity to investigate by or on behalf of Drew, Subsidiary, Lippert or the Shareholders, all representations, warranties and agreements made in this Agreement or in any document, Schedule, Exhibit, certificate, financial statement or instrument delivered or deliverable in connection with this Agreement, shall remain in full force and effect and shall survive the consummation of the transactions contemplated herein for the following periods:

            8.1 All representations, warranties and agreements of the Shareholders made in Section 6 hereof, excluding Sections 6.6.4 and 6.28, shall survive for three (3) years from the Effective Date;

            8.2 The representations, warranties and agreements of the Shareholders made in Section 6.6.4 shall survive for four (4) years from the Effective Date;

            8.3 The representations, warranties and agreements of the Shareholders made in Sections 6.28 shall survive for five (5) years from the Effective Date; and

            8.4 The representations, warranties and agreements of Drew and Subsidiary made in Section 7 hereof shall survive for three (3) years from the Effective Date.

      9.    Deliveries of Drew and Subsidiary

            Drew and Subsidiary hereby deliver or cause to be delivered to the Shareholders the following:

            9.1 The Cash Payment.

            9.2 The Drew Shares.

            9.3 Certified resolutions of the respective Boards of Directors of Drew and Subsidiary authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the Merger and other transactions required of them herein.

            9.4 An opinion, in form and substance satisfactory to attorneys for Lippert, dated the Effective Date, from Gilbert, Segall and Young LLP, attorneys for Drew and Subsidiary, substantially in the form annexed hereto.

            9.5 The Registration Agreement.

            9.6 The Escrow Agreements.

            9.7 The Employment Agreement.

      10.   Deliveries of Lippert and the Shareholders

            Lippert and the Shareholders hereby deliver or cause to be delivered to Drew and Subsidiary the following:

            10.1 Certified resolutions of the Board of Directors of Lippert and of the Shareholders authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the Merger and other transactions required of them herein.

            10.2 The minute books, stock certificate books, stock transfer books, corporate seals, books of account and all books, papers and records, correspondence and instruments of or relating to Lippert and the business and assets of Lippert.

            10.3 A Certificate dated not more than twenty (20) days prior to the Effective Date from the appropriate authorities of the jurisdictions in which Lippert is incorporated or qualified to do business as to its existence and good standing and/or due qualification.

            10.4 A certificate of the President and Treasurer of Lippert listing all of its bank accounts and the names of persons authorized to withdraw funds from such accounts.

            10.5 An opinion, in form and substance satisfactory to attorneys for Drew and Subsidiary, dated the Effective Date, from Couzens, Lansky, Fealk, Ellis, Roeder & Lazar, P.C., attorneys for Lippert and the Shareholders, substantially in the form annexed hereto.

            10.6 The Lippert Certificates.

            10.7 The Registration Agreement.

            10.8 The Escrow Agreements.

            10.9 The Employment Agreement.

      11.   Brokers

            11.1 The parties represent and warrant to each other that no broker or finder was retained or used by any of them in connection with the transactions contemplated herein.

            11.2 The parties each agree to indemnify and hold the other harmless from and against any and all loss, cost, damage, claim and expense (including reasonable attorneys' fees) which the other may sustain or which may be asserted against the other by reason of any claim for compensation by any person, firm or corporation hired, retained or introduced by the indemnifying party in connection with the transactions contemplated hereby.

      12.   Indemnification

            12.1 The Shareholders and Lippert, jointly and severally, agree to and do hereby indemnify and hold harmless Drew and Subsidiary, and their respective officers, directors, stockholders, affiliates, agents and employees, and their successors and assigns, from and against any claim against Drew and Subsidiary and against any other loss, cost, liability, judgment, damage or expense (including, without limitation, all expenses, reasonable attorneys' fees and court costs) to Drew and Subsidiary as a result of, or which involves, (i) the inaccuracy of any representation or the breach of any warranty made by Lippert or the Shareholders, or the failure of Lippert or the Shareholders to perform any covenants contained in this Agreement or the Purchase Agreement, dated the date hereof, between Subsidiary and Jado Enterprises a/k/a Shawn/Jado Enterprises (the "Purchase Agreement") or in any other document or agreement delivered or deliverable pursuant hereto; (ii) except as otherwise disclosed or agreed to in this Agreement in this Agreement or the Schedules hereto, any failure of Lippert or the Shareholders at any time prior to the date hereof to comply with the terms of any instrument to which they are a party, or with any applicable law, order and regulation of any Federal, state (including qualification to do business), municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction over them or the operations of Lippert including, but not limited to, any law, order or regulation relating to antitrust or unfair competition, wages, hours, prices, collective bargaining, the payment of withholding and social security taxes, and transportation other than with respect to Environmental Laws; (iii) any claim made by any former shareholder of Lippert, or such shareholder's heirs, administrators or legal representatives; and (iv) any and all claims asserted by Lawrence A. Bond to the extent that the aggregate amount thereof (including attorney's fees, costs and expenses incurred in the defense thereof and insurance deductibles) exceeds Twenty Five Thousand ($25,000) Dollars (the "Bond Claims").

            12.2 Drew and Subsidiary do hereby indemnify and hold the Shareholders harmless from and against any claim against the Shareholders and against any other loss, cost, liability, judgment, damage or expense (including without limitation, all expenses, reasonable attorneys' fees and court costs) to the Shareholders as a result of, or which involves, (i) the inaccuracy of any representation or the breach of any warranty made by Drew or Subsidiary in this Agreement or the Purchase Agreement, or (ii) the failure of Drew or Subsidiary to perform any covenants or agreements in this Agreement, or in any other document or agreement delivered or deliverable pursuant hereto.

            12.3 Promptly after receipt by an indemnified party pursuant to the provisions of this Section 12 of notice of the commencement of any action or the assertion of any claim, such indemnified party will notify the indemnifying party, if a claim thereto is to be made against the indemnifying party. In the event that any action is commenced against an indemnified party by a third party, and the indemnified party promptly notifies the indemnifying party of the commencement thereof, the indemnifying party will have the option, exercisable by sending written notice to the indemnified party, within ten (10) days of receipt of the indemnified party's notice, of either (i) approving the claim and authorizing payment of the amount set forth in such notice; or (ii) assuming the defense of such action with counsel satisfactory to the indemnified party; and after notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation.

            12.4 Notwithstanding the foregoing, upon three (3) days notice to the indemnifying party, the indemnified party may immediately pay or discharge any claim, the non-payment of which would have an immediate and substantial adverse impact on the then existing business, property or assets of the indemnified party, and such payment or discharge shall not affect the foregoing indemnities.

            12.5 Subject to the terms of the Indemnity Escrow Agreement, notwithstanding anything to the contrary herein contained, if at any time Drew or the Subsidiary become entitled to indemnification pursuant hereto, and are not reimbursed within seven (7) business days of written demand, they shall have the right, but not the obligation, to demand payment from the Escrow Fund in an amount equal to such indemnification; provided, however, that the Shareholders shall remain liable under the foregoing indemnity to the extent that payment from the Escrow Fund does not result in complete indemnification. If Drew or the Subsidiary shall not elect to demand payment as aforesaid, then they shall have all other rights and remedies to recover any amounts payable hereunder.

            12.6 No claim or claims for indemnity pursuant to Section 12.1 hereof shall be made unless (i) the aggregate amount of indemnification sought for all claims since the Effective Date, not including the Bond Claims, shall exceed Two Hundred Fifty Thousand ($250,000) Dollars (the "Threshold"), and (ii) then, only to the extent that such amount exceeds the Threshold, but not in excess of an amount equal to eighty five (85%) percent of the aggregate value of the Cash Payment and the Drew Shares received by the Shareholders in accordance with Section 3.1 hereof after payment of taxes thereon assuming for this purpose only that the total consideration is taxable as of the Effective Date, and (iii) notice of such claim or claims for indemnity is given prior to the expiration of the periods provided in Section 8 hereof.

            12.7 No claim or claims for indemnity pursuant to Section 12.2 hereof shall be made unless (i) the aggregate amount of indemnification sought for all claims since the Effective Date shall exceed Two Hundred Fifty Thousand ($250,000)] Dollars (the "Threshold"), and (ii) then, only to the extent that such amount exceeds the Threshold, and (iii) notice of such claim or claims for indemnity is given prior to the expiration of the periods provided in Section 8 hereof.

      13.   Non-Competition - Corporate Property

            13.1 For a period of five (5) years from the Effective Date, none of the Shareholders nor any person of majority age who is a beneficiary, heir or legatee of any Shareholder (the "Lippert Affiliates") shall, directly or indirectly, undertake or perform services in or for, or render services to, participate in, or have any financial interest in, or engage in, any business competitive to that of the business of Subsidiary or its subsidiaries or affiliates (collectively, the "Affiliated Companies") or solicit for employment or employ any employee of the Affiliated Companies. For purposes hereof, a business shall be deemed competitive if it is conducted in any geographic or market area in which any of the Affiliated Companies are engaged in business during the period covered by this Section 13 and involves the development, design, manufacture, marketing, packaging, sale or distribution of any products developed, designed, manufactured, sold or distributed, or the offering of any services offered, by any of the Affiliated Companies or any products or services substantially similar thereto, or derived from, such products or services sold or offered by any of the Affiliated Companies in the manufactured housing and recreational vehicles industries during such period; and the Shareholders and the Lippert Affiliates shall be deemed directly or indirectly to engage in such business if any one of them, or any member of their immediate families (i.e., spouse and children and their respective spouses and children) participates in such business, or in any entity engaged in or which owns, such business, as an officer, director, employee, consultant, partner, individual proprietor, manager or as an investor who has made any loans, contributed to capital stock or purchased any stock; provided, however, that the Shareholders and the Lippert Affiliates will not at any time utilize the names "Lippert" or "Lippert Components" or "Continental Stamping" in any business competitive to that of the business of Subsidiary or the Affiliated Companies, or any patent, trademark, tradename, service mark, logo, copyright or similar intellectual property, whether or not registered, of the Subsidiary or any of the Affiliated Companies, or any proprietary information of the Subsidiary or any of the Affiliated Companies. The foregoing, however, shall not be deemed to prevent the Shareholders and the Lippert Affiliates from investing in securities if such class of securities in which the investment is made is listed on a national securities exchange or is of a company registered under Section 12(g) of the Securities Exchange Act of 1934, and, if the company in which such investment is made competes with any of the Affiliated Companies, such investment represents less than one (1%) per cent of the outstanding securities of such class.

                  13.1.1 The restrictions and prohibitions contained in this
Section 13.1 shall cease to apply to the Shareholders and the Lippert Affiliates in the event that Drew is in default of its obligations pursuant to the Registration Agreement and shall receive notice thereof from holders of Qualifying Shares (as defined in the Registration Agreement), which notice shall set forth in reasonable detail the nature of such default, and such default shall continue for a period of ninety (90) days after such notice, or Drew shall fail to commence to cure any such default which cannot reasonably be cured within 90 days.

            13.2 Lippert and each of the Shareholders and the Lippert Affiliates agree that all products, packaging, inventions, designs, creations, ideas, techniques, methods, or any portions thereof, or any improvements or modifications thereon, or any know-how or procedures related thereto, which relate to the business of Lippert, conceived, invented, discovered or executed by Lippert or any Shareholder or Lippert Affiliate, whether or not marketed or utilized by Lippert, shall be the sole and exclusive property of Subsidiary, without additional compensation payable therefor, have not been, and will not be, divulged, published, revealed or made available to any person, firm, association, corporation or other entity, and shall be subject to the provisions of Section 13.1 hereof; and by these presents Lippert, the Shareholders and the

Lippert Affiliates hereby assign to Subsidiary any and all right, title and interest they have, or may have, therein. Neither Lippert nor the Shareholder nor any Lippert Affiliate has retained, other than at the premises of Lippert, copies of any documents, plans or papers evidencing any of the foregoing.

            13.3 The Shareholders and the Lippert Affiliates hereby represent and warrant that, except as set forth on Schedule "13.3" annexed hereto, neither Lippert nor any Shareholder nor any Lippert Affiliate has divulged, prior to the Effective Date, nor shall they divulge subsequent to the Effective Date, to any person, firm, association, corporation or other entity, any information with respect to the business of Lippert known to them, including, but not limited to, production methods; manufacturing methods, arrangements or processes; sales methods or arrangements; customer lists; information relating to pricing; technical data, know-how and other information, whether or not any of the foregoing are commonly regarded as proprietary information or trade secrets.

      14.   Bulk Sales Laws

            14.1 Drew, Subsidiary and Lippert agree to waive compliance in all respects with the requirements of the bulk sales or bulk transfer laws of any jurisdiction which may be applicable to the transactions contemplated by this Agreement.

      15.   Additional Provisions

            15.1 Subsidiary, Drew and Lippert and the Shareholders shall execute and deliver or cause to be executed and delivered to the other such further instruments, documents and conveyances and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement.

            15.2 This Agreement shall be binding upon and inure to the benefit of Drew, Subsidiary, Lippert, the Shareholders, and their respective successors and assigns, and heirs and legal representatives. This Agreement shall not be assignable by Lippert or the Shareholders without the prior written consent of Subsidiary. Subsidiary may assign its rights pursuant to this Agreement to an entity which is under common control with Subsidiary, or which Subsidiary controls, or by which Subsidiary is controlled ("Assignee"); provided however, that, as between Drew, Subsidiary, Lippert and the Shareholders, any such assignment shall not affect, diminish or reduce in any way the respective obligations (monetary or otherwise) of Drew and Subsidiary to Lippert and the Shareholders as set forth herein, it being agreed that all such obligations constitute, and shall remain, direct, absolute, unconditional respective obligations of Drew and Subsidiary; and provided further, that in the event of such assignment, Assignee shall be bound by the terms and conditions of this Agreement as fully as if it were named with Drew and Subsidiary as a party hereto, and each of the representations, warranties and covenants of Drew and Subsidiary set forth herein shall be deemed to have been made by Assignee.

            15.3 This Agreement and the documents referred to herein constitute the whole agreement among the parties, and there are no terms other than are contained herein or therein. No variation hereof or thereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto.

            15.4 This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws, including, but not limited to, matters of construction, validity and performance. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware and any court of competent jurisdiction of the State of Delaware located in the city of Wilmington over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives to the fullest extent permitted by law, (i) any objection that they may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court,
(ii) any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) all right to trial by jury in any proceeding enforcing or defending any rights under this Agreement or relating hereto. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of its property is subject, by a suit upon such judgment.

            15.5 All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, telegram, telex, facsimile or other standard form of telecommunication, or by registered or certified post-paid mail, return receipt requested, and addressed as follows, or to such other address as any party may notify the other in accordance with the provisions hereof:

To Drew or
Subsidiary:                   Drew Industries Incorporated
                              200 Mamaroneck Avenue
                              White Plains, New York  10601
                              Attention: President
                              Telephone: (914) 428-9098
                              Telecopy:  (914) 428-4581

                                    -copy to-

                              Gilbert, Segall and Young LLP
                              430 Park Avenue
                              New York, New York  10022
                              Attention: Harvey F. Milman, Esq.
                              Telephone: (212) 644-4012
                              Telecopy:  (212) 644-4051

To Lippert or
the Shareholders:             L. Douglas Lippert
                              115 Golfside Drive
                              Alma, MI  48801

                                    -copy to-

                              Couzens, Lansky, Fealk, Ellis, Roeder
                                & Lazar, P.C.
                              33533 West Twelve Mile Road
                              Suite 150
                              P.O. Box 9057
                              Farmington Hills, MI  48333-9057
                              Attention: Jeffrey Levine, Esq.
                              Telephone: (248) 489-8600
                              Telecopy:  (248) 489-4156

            15.6 This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall be deemed to be one and the same instrument.

            15.7 The headings in this Agreement are for the convenience of reference only, and shall not affect in any manner any of the terms or provisions hereof. For purposes of this Agreement, where applicable, the masculine gender shall also include the feminine gender.

            15.8 Whether or not the transactions contemplated herein are consummated, the Shareholders on the one hand, and Drew and Subsidiary on the other hand, shall be solely liable for the fees and expenses incurred by such party's attorneys, accountants and other representatives in connection with the preparation of this Agreement, the documents deliverable hereunder and any investigation or examination authorized herein.

            15.9 Each party hereto has been represented by counsel and financial advisors of their own choosing and has reviewed this Agreement, and the other transactions contemplated herein with such counsel and advisors. Neither party hereto makes any representation or warranty with respect to the tax treatment or tax effect of the transactions contemplated herein on or to the other party, it being understood that each party has consulted with and relied upon its own counsel and financial advisors regarding all obligations and liabilities arising from or in connection with this Agreement; provided, however, that all Federal, state and local taxes for which the Shareholders are liable as a result of consummation of the Merger and the transactions contemplated herein shall be paid by the Shareholders.

            15.9.1 Without making any representation or warranty with respect to the tax treatment or tax effect of the Merger and the transactions contemplated herein, Drew understands that the Merger is intended by the Shareholders to qualify as a reorganization pursuant to Section 368(a) of the Code. In that regard, Drew shall not, immediately after the Effective Date, liquidate Subsidiary or knowingly change the form of Subsidiary's existence in a manner which shall directly cause the Merger to be treated other than as a "forward triangular merger" under the Code.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ATTEST:                                   DREW INDUSTRIES INCORPORATED


/s/ Harvey Kaplan, Secy.                    By: /s/ Leigh J. Abrams,  Pres.
---------------------------------             ----------------------------------
                                              President and Chief Executive
                                                Officer


ATTEST:                                   LIPPERT ACQUISITION CORP.



/s/ Harvey Kaplan, Secy.                   By: /s/ Leigh J. Abrams,     VP
---------------------------------             ----------------------------------
                                              Vice President


ATTEST:                                   LIPPERT COMPONENTS, INC.


/s/ Gary McPhail                           By: /s/ L. Douglas Lippert
---------------------------------             ----------------------------------
                                              President


WITNESS:                                  THE SHAREHOLDERS:

                                          L. Douglas Lippert Living Trust, dated
                                          June 6, 1989


/s/ Gary McPhail                           By: /s/ L. Douglas Lippert
---------------------------------             ----------------------------------
                                              L. Douglas Lippert, Trustee


/s/ Mardi Roberts                         /s/ Lawrence C. Lippert
-------------------------------           --------------------------------------
                                                Lawrence C. Lippert


/s/ Wendy S. Brecht                       /s/ Dorothy F. Lippert
-------------------------------           --------------------------------------
                                                Dorothy F. Lippert


/s/ Gary McPhail                          /s/ Jason D. Lippert
-------------------------------           --------------------------------------
                                                Jason D. Lippert

                                          Lippert Family Irrevocable Trust f/b/o
                                          Jason D. Lippert, dated December 20,
                                          1986

                                          Lippert Family Irrevocable Trust f/b/o
                                          Joshua E. Lippert, dated December 20,
                                          1986

                                          Lippert Family Irrevocable Trust f/b/o
                                          Steven Shawn Lippert, dated December
                                          20, 1986

                                          Lippert Family Irrevocable Trust f/b/o
                                          Jarod B. Lippert, dated December 20,
                                          1986

                                          Lippert Family Irrevocable Trust f/b/o
                                          Jaime R. Lippert, dated December 20,
                                          1986

                                          Lippert Family Irrevocable Trust f/b/o
                                          Jayde S. Lippert, dated December 20,
                                          1986

                                                By:  Lippert Family Irrevocable
                                                     Trust, dated December 20,
                                                     1986


/s/ Gary McPhail                                 By: /s/ Larry Douglas Lippert
---------------------------------                   ----------------------------
                                                    Larry Douglas Lippert,
                                                    Co-Trustee


/s/ [ILLEGIBLE]                                 By: /s/ Steven Lyn Lippert
---------------------------------                   ----------------------------
                                                    Steven Lyn Lippert,
                                                    Co-Trustee


                                          SHAWN/JADO ENTERPRIESES a/k/a JADO
                                          ENTERPRIESES



/s/ Gary McPhail                           By: /s/ L. Douglas Lippert
---------------------------------             ----------------------------------
                                                                   , Parties


                                          THE LIPPERT AFFILIATES AS TO SECTION
                                          13 ONLY:


-------------------------------           --------------------------------------
                                                     Jason Lippert



/s/ Gary McPhail                          /s/ Joshua Lippert
-------------------------------           --------------------------------------
                                                     Joshua Lippert